Exhibit 99.1

News Release

13320 Ballantyne Corporate Place Suite D

Charlotte, NC 28277

Immediate Release

Columbus McKinnon to Combine with Kito Crosby

Delivering Compelling Value Creation

•	Business combination materially improves scale and product scope, advancing Columbus McKinnon’s strategy as the holistic provider of intelligent motion solutions in materials handling

•	Complementary portfolio enhances strategic positioning in attractive verticals and target geographies, delivering an even stronger portfolio of products

•	Transaction valued at approximately $2.7 billion at a ~8x TTM Adjusted EBITDA multiple post-synergies

•

Expected to create ~$70 million in annual net cost synergies, improving Adjusted EBITDA Margins[1] to greater than 23% and is expected to more than double revenue and triple Adjusted EBITDA[1] on a pro-forma combined basis

•	Significant combined cashflow generation expected to enable de-leveraging to Net Leverage Ratio[1] of approximately 3.0x within two years post-closing[2]

•	The transaction is expected to be funded with $2.6 billion in committed debt financing and an $0.8 billion perpetual convertible preferred equity investment from CD&R

CHARLOTTE, NC, February 10, 2025 - Columbus McKinnon Corporation (Nasdaq: CMCO) (“Columbus McKinnon” or the “Company”), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced a definitive agreement under which Columbus McKinnon will acquire Kito Crosby Limited (“Kito Crosby”) from funds managed by leading global investment firm KKR in an all-cash transaction valued at $2.7 billion subject to customary post-closing purchase price adjustments. The Company expects the deal to close later this calendar year, subject to regulatory approvals and satisfactory completion of customary closing conditions.

“This is an important next step in further strengthening Columbus McKinnon’s position as a scaled, holistic provider of intelligent motion solutions in materials handling. We’ve long had a great respect for Kito Crosby’s strong portfolio of offerings. The business that the Kito Crosby management team, led by Robert Desel and Yoshio Kito have built is exceptional, and we look forward to welcoming them to the Columbus McKinnon team,” said David Wilson, President and CEO of Columbus McKinnon. “Through this strategic combination, we’re creating a company that is extremely well-positioned to deliver real-world solutions for customers, with favorable tailwinds from megatrends, including reshoring, infrastructure investment, modernization of aging industrial facilities, and rising automation needs due to labor shortages. This combination also unites two highly talented teams with deep technical expertise, customer-centric cultures and a shared vision for operational excellence focused on safety, productivity and uptime on behalf of our customers.”

Kito Crosby is a global leader in lifting solutions with multiple manufacturing assembly plants and nearly 4,000 employees serving over 50 countries. KKR has owned Kito Crosby since 2013 and in the time had delivered significant value creation, more than doubling revenue, quadrupling the number of employees while reducing injury rates and expanding into new product categories, end markets and geographies. In 2024, Kito Crosby generated $1.1 billion in revenue through its extensive global channel partner network. Together the combined company will be a leader in material handling solutions with greater scale and a strong presence in attractive verticals and target geographies, delivering exceptional innovation and products to customers.

“We have long respected Columbus McKinnon. Our shared values of safety, quality, and a focus on our employees and customers will create value for all stakeholders,” said Robert Desel, Chief Executive Officer of Kito Crosby. “This deal brings together highly complementary, industry-leading brands, products and competencies with strong recurring sales dynamics. With the benefit of additional scale, and shared best practices and technology, we will be better positioned to meet our customers’ needs than ever before, simultaneously creating new opportunities for growth and development for our team members. We could not be more pleased to see these two great teams coming together.”

“Today’s announcement is a testament to the value we and the Kito Crosby team have created by transforming the business through organic initiatives, expanding global reach and pursuing strategic and accretive acquisitions. Kito Crosby is now better able to serve its customers with safety critical equipment than ever before, and the combination with Columbus McKinnon will further position the combined business to best serve all stakeholders. It has been an honor to closely partner with Robert, Yoshio and the whole Kito Crosby team and we believe the company is well positioned for this new chapter,” said Brandon Brahm, Partner at KKR.

As part of the transaction, Columbus McKinnon has partnered with CD&R, a leading private investment firm with deep experience delivering growth and operational improvement in industrials and manufacturing companies. As a result of CD&R’s investment in Columbus McKinnon it is expected that Mike Lamach, Nate Sleeper and Andrew Campelli will join the Company’s Board of Directors upon closing.

“We are excited to partner with Columbus McKinnon, their strong management team and Board, to support this highly strategic acquisition and the Company’s long-term opportunities,” said Michael Lamach, Operating Advisor to CD&R funds and former Executive Chair and CEO of Trane Technologies. “We look forward to working closely with Columbus McKinnon to realize the full potential of this combination and set the stage for the Company’s next phase of growth.”

“We are excited about this business combination and look forward to welcoming Mike, Nate and Andrew to the Board,” added Jerry Colella, Chair of the Board for Columbus McKinnon. “CD&R will bring deep industry knowledge, a strong results orientation and financial expertise to our already strong Board of Directors.”

Attractive Financial Profile to Drive Growth and Deleveraging

The combined company will have a highly attractive financial profile, with meaningfully enhanced scale, increased margins and exceptional cash flow characteristics that are consistent with best-in-class industrial product manufacturers. On a pro-forma basis, the Company is expected to have annual revenue of $2.1 billion, Adjusted EBITDA1 of $486 million and an Adjusted EBITDA Margin1 of 23%, accelerating the achievement of the Company’s fiscal year 2027 financial targets established at its 2022 Investor Day. The transaction is expected to be accretive to the Company’s Adjusted Earnings Per Share1 in the first year3 after closing and grow over time as synergies are achieved. The Company expects to achieve $70 million in annual net cost synergies by year three.

The combined significant cashflow generation will enable the Company to de-lever in the near-term and expects to reduce its Net Leverage Ratio1,2 from approximately 4.8x pro forma Adjusted EBITDA1 post transaction closing to approximately 3.0x within two years post-closing. The Company’s enhanced scale, margin profile and free cash flow provides a strong foundation to continue to return cash to shareholders through its dividend, reinvest in long-term organic growth and, over time, pursue additional acquisitions as it continues to execute on its strategy of building the premier intelligent motion solutions provider.

Transaction Details and Financing

The transaction has been unanimously approved by the Board of Directors of Columbus McKinnon. Columbus McKinnon intends to fund the acquisition through a combination of committed debt financing of $3.050 billion from J.P. Morgan including a $500 million revolving credit facility and $0.8 billion of perpetual convertible preferred equity investment from CD&R. Terms of the CD&R investment include a 7% coupon, payable in cash or payment-in-kind at Columbus McKinnon’s option, and a conversion price of $37.68, resulting in CD&R as-converted ownership of approximately 40% of the Company following completion of the transaction. CD&R has agreed to a customary lock-up on its shares.

[1]

Net Leverage Ratio, Adjusted EBITDA, Adjusted EBITDA Margin, and Earnings Per Share are each a non-GAAP financial measure. See the note regarding forward looking non-GAAP financial measure at the end of this release.

[2]

Net Leverage Ratio is calculated in accordance with the terms and conditions in the Company’s credit agreement and is defined as Net Debt over trailing-twelve month Adjusted EBITDA as defined in the Company’s credit agreement and in accordance with the Company’s previous filings with the Securities and Exchange Commission.

[3]	Adjusted Earnings Per Share is calculated assuming full run-rate annualized net synergies in the first year.

The initial debt financing structure provides flexibility for timely execution of the transaction, which we expect to replace with a permanent financing structure. The Company has a strong track record of quickly de-levering its balance sheet following prior acquisitions.

Advisors

For Columbus McKinnon, J.P. Morgan Securities LLC is acting as the financial advisor, and DLA Piper LLP (US) and Hogan Lovells US LLP are acting as legal advisors. Evercore and Goldman Sachs & Co. LLC are acting as financial advisors for Kito Crosby and KKR, while Kirkland & Ellis LLC is acting as legal advisor. Debevoise & Plimpton LLP is acting as legal advisor for CD&R, with Guggenheim Securities LLC acting as its financial advisor.

About Columbus McKinnon

Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

About Kito Crosby

Kito Crosby is the global leader of the lifting and securement industry it pioneered, and for which it continues to set the quality standard. With global engineering, manufacturing, distribution, and operations, the company provides a broad range of products and solutions for the most demanding applications. Kito Crosby’s people, products, solutions, and service have innovated the lifting and securement industry for more than 250 years. Together we lift and secure the world today, for a safer, stronger, and more productive tomorrow. Our iconic brands include Kito, Crosby, Harrington, Gunnebo Industries, and Peerless.

About CD&R

Founded in 1978, CD&R is a leading private investment firm with a strategy of generating strong investment returns by building more robust and sustainable businesses through the combination of skilled investment experience and deep operating capabilities. In partnership with the management teams of its portfolio companies, CD&R takes a long-term view of value creation and emphasizes positive stewardship and impact. The firm invests in businesses that span a broad range of industries, including industrial, healthcare, consumer, technology and financial services end markets. CD&R is privately owned by its partners and has offices in New York and London. For more information, please visit www.cdr.com and follow the firm’s activities through LinkedIn and @CDRBuilds on X/Twitter.

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Analyst Conference Call

Columbus McKinnon will host a combined third quarter fiscal 2025 financial results and Kito Crosby acquisition conference call Monday, February 10, 2025 at 5:00 PM Eastern Time to discuss the transaction. The conference call and related presentation will be accessible through live webcast on the Company’s investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company’s investor relations website through Monday, February 24, 2025.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Columbus McKinnon and Kito Crosby to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost synergies and any revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, (3) the risk that the integration of Kito Crosby’s business and operations into Columbus McKinnon will be materially delayed or will be more costly or difficult than expected, or that Columbus McKinnon is otherwise unable to successfully integrate Kito Crosby’s businesses into its own, including as a result of unexpected factors or events, (4) the ability by each of Columbus McKinnon and Kito Crosby to obtain required governmental approvals of the transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Columbus McKinnon after the closing of the transaction or adversely affect the expected benefits of the transaction, (5) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (6) the failure of the closing conditions in the purchase agreement to be satisfied, or any unexpected delay in closing the transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement, (7) the dilution caused by the issuance of perpetual convertible preferred equity to CD&R, (8) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (9) risks related to management and oversight of the expanded business and operations of Columbus McKinnon following the transaction due to the increased size and complexity of its business, (10) the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Columbus McKinnon before or after the transaction, or against Kito Crosby, and (11) general competitive, economic, political and market conditions and other factors that may affect future results of Columbus McKinnon and Kito Crosby. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Forward Looking Non-GAAP Financial Metrics

This press release presents forward looking statements regarding non-GAAP Net Leverage Ratio, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings Per Share. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures, net income, net income margin, and earnings per share because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with post-closing adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures. The non-GAAP financial measures in this press release may differ from similarly titled measures used by other companies.

Contacts

Kristine Moser

VP IR and Treasurer

Columbus McKinnon Corporation

704-322-2488

kristy.moser@cmco.com